Exhibit 10.23

EXECUTION VERSION

GUARANTEE AND COLLATERAL AGREEMENT

dated as of

July 31, 2007,

among

PHARMERICA CORPORATION,

ITS SUBSIDIARIES PARTY HERETO

and

JPMORGAN CHASE BANK, N.A.,

as Collateral Agent

TABLE OF CONTENTS

ARTICLE I

Definitions

SECTION 1.01.	Credit Agreement	1
SECTION 1.02.	Other Defined Terms	1

ARTICLE II

Guarantee

SECTION 2.01.	Guarantee	5
SECTION 2.02.	Guarantee of Payment	5
SECTION 2.03.	No Limitations	6
SECTION 2.04.	Reinstatement	7
SECTION 2.05.	Agreement To Pay; Subrogation	7
SECTION 2.06.	Information	7

ARTICLE III

Pledge of Securities

SECTION 3.01.	Pledge	7
SECTION 3.02.	Delivery of the Pledged Collateral	8
SECTION 3.03.	Representations, Warranties and Covenants	9
SECTION 3.04.	Certification of Limited Liability Company and Limited Partnership Interests	10
SECTION 3.05.	Registration in Nominee Name; Denominations	10
SECTION 3.06.	Voting Rights; Dividends and Interest	10

ARTICLE IV

Security Interests in Personal Property

SECTION 4.01.	Security Interest	12
SECTION 4.02.	Representations and Warranties	14
SECTION 4.03.	Covenants	15
SECTION 4.04.	Other Actions	17

i

ii

Schedules

Schedule I	Subsidiary Loan Parties
Schedule II	Specified Pledged Equity Interests; Specified Pledged Indebtedness
Schedule III	U.S. Intellectual Property
Schedule IV	Commercial Tort Claims

Exhibits

Exhibit I	Form of Supplement
Exhibit II	Form of Patent and Trademark Security Agreement
Exhibit III	Form of Copyright Security Agreement

iii

GUARANTEE AND COLLATERAL AGREEMENT (this “Agreement”), dated as of July 31, 2007, among PHARMERICA CORPORATION, a Delaware corporation (the “Borrower”), the Subsidiaries of the Borrower from time to time party hereto and JPMORGAN CHASE BANK, N.A. (“JPMCB”), as Collateral Agent.

Reference is made to the Credit Agreement dated as of July 31, 2007 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders party thereto and JPMCB, as Administrative Agent. The Lenders have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. The Subsidiary Loan Parties are subsidiaries of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Credit Agreement. (a) Capitalized terms used in this Agreement, not otherwise defined herein and defined in the Credit Agreement shall have the meanings specified in the Credit Agreement. Unless the context otherwise requires, all terms defined in the New York UCC (as defined herein) and not defined in this Agreement have the meanings specified therein; the term “instrument” shall have the meaning specified in Article 9 of the New York UCC.

(b) The rules of construction specified in Section 1.03 of the Credit Agreement also apply to this Agreement.

SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Account Debtor” means any Person who is or who may become obligated to any Loan Party under, with respect to or on account of an Account.

“Article 9 Collateral” has the meaning assigned to such term in Section 4.01.

“Borrower Group Members” means, collectively, the Borrower and the Subsidiaries.

“CHAMPVA” means, collectively, the Civilian Health and Medical Program of the Department of Veteran Affairs, a program of medical benefits covering retirees and dependents of former members of the armed services administered by the United States Department of Veteran Affairs and all laws, rules, regulations, manuals, orders, guidelines or requirements pertaining to such program, including (a) all Federal statutes (whether set forth in 38 U.S.C. § 1713 or elsewhere) affecting such program or applicable to CHAMPVA; and (b) all rules, regulations (including 38 C.F.R. § 17.54), manuals, orders and administrative, reimbursement and other guidelines of all Governmental Authorities promulgated in connection with such program (whether or not having the force of law), in each case as the same may be amended, supplemented or otherwise modified from time to time.

“Collateral” means Article 9 Collateral and Pledged Collateral.

“Contingent Obligations” means contingent obligations for indemnification, expense reimbursement, tax gross-up or yield protection as to which no claim has been made.

“Copyright License” means any written agreement, now or hereafter in effect, granting any right to any third party under any copyright now or hereafter owned by any Loan Party or that such Loan Party otherwise has the right to license, or granting any right to any Loan Party under any copyright now or hereafter owned by any third party, and all rights of such Loan Party under any such agreement.

“Copyrights” means all of the following now owned or hereafter acquired by any Loan Party: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office, including those listed on Schedule III.

“Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Excluded Equity Interests” has the meaning assigned to such term in Section 3.01.

“Federal Securities Laws” has the meaning assigned to such term in Section 5.04.

“General Intangibles” has the meaning assigned to such term in Article 9 of the New York UCC and, for the avoidance of doubt, includes indemnification claims and contract rights.

“Immaterial Indebtedness” means, with respect to any Loan Party, Indebtedness of any other Borrower Group Member that is less than $500,000 in the aggregate for all such Indebtedness of such Borrower Group Member owing to such Loan Party.

“Intellectual Property” means all intellectual and similar property of every kind and nature now owned or hereafter acquired by any Loan Party, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know how, show how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

“IP Agreements” has the meaning assigned to such term in Section 4.02(a).

“License” means any Patent License, Trademark License, Copyright License or other license or sublicense agreement relating to intellectual property to which any Loan Party is a party.

“Medicaid Receivable” means any Account with respect to which the obligor is a state Governmental Authority (or agent thereof) obligated to pay, pursuant to Federal or state Medicaid program statutes or regulations, for services rendered to eligible beneficiaries thereunder.

“Medicare Receivable” means any Account with respect to which the obligor is a Federal Governmental Authority (or agent thereof) obligated to pay, pursuant to federal Medicare program statutes or regulations, for services rendered to eligible beneficiaries thereunder.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Patent License” means any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a patent, now or hereafter owned by any Loan Party or that any Loan Party otherwise has the right to license, is in existence, or granting to any Loan Party any right to make, use or sell any invention on which a patent, now or hereafter owned by any third party, is in existence, and all rights of any Loan Party under any such agreement.

“Patents” means all of the following now owned or hereafter acquired by any Loan Party: (a) all letters patent of the United States or the equivalent thereof in any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office, including those listed on Schedule III, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Pledged Collateral” has the meaning assigned to such term in Section 3.01.

“Pledged Equity Interests” has the meaning assigned to such term in Section 3.01.

“Pledged Indebtedness” has the meaning assigned to such term in Section 3.01.

“Pledged Securities” means any promissory notes, stock certificates or other securities certificates or instruments now or hereafter included in the Pledged Collateral, including all certificates and instruments representing or evidencing any Pledged Collateral.

“Proceeds” has the meaning assigned to such term in Section 9-102 of the New York UCC.

“Retained Collection Rights” means, with respect to any Medicaid Receivable, Medicare Receivable, TRICARE Receivable or VA Receivable of any Loan Party, the right of such Loan Party to collect and receive from the obligor thereon payments in respect of such receivable in the absence of a court order requiring such obligor to submit payments thereon directly to a Person other than such Loan Party.

“Secured Cash Management/Purchasing Card Obligations” means the obligations described in clause (c) of the definition of the term “Secured Obligations”.

“Secured Hedge Obligations” means the obligations described in clause (b) of the definition of the term “Secured Obligations”.

“Secured Parties” means, collectively, (a) the Lenders, (b) the Collateral Agent, (c) the Administrative Agent, (d) the Issuing Banks, (e) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document, (f) each other Person to whom any of the Secured Obligations (including Secured Hedge Obligations and Secured Cash Management/Purchasing Card Obligations) is owed and (g) the successors and assigns of each of the foregoing.

“Security Interest” has the meaning assigned to such term in Section 4.01.

“Specified Pledged Equity Interests” means, with respect to any Loan Party, any Pledged Equity Interests that are Equity Interests in a Subsidiary.

“Specified Pledged Indebtedness” means, with respect to any Loan Party, Pledged Indebtedness (other than Immaterial Indebtedness) owing to it by any other Borrower Group Member.

“Specified Pledged Securities” means, collectively, the Specified Pledged Equity Interests and the Specified Pledged Indebtedness.

“Trademark License” means any written agreement, now or hereafter in effect, granting to any third party any right to use any trademark now or hereafter owned by any Loan Party or that any Loan Party otherwise has the right to license, or granting to any Loan Party any right to use any trademark now or hereafter owned by any third party, and all rights of any Loan Party under any such agreement.

“Trademarks” means all of the following now owned or hereafter acquired by any Loan Party: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, and all extensions or renewals thereof, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States, and all extensions, or renewals thereof, including those listed on Schedule III, (b) all goodwill associated therewith or symbolized thereby and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.

“TRICARE” means, collectively, a program of medical benefits covering former and active members of the uniformed services and certain of their dependents, financed and administered by the United States Department of Defense, Department of Health and Human Services and Department of Transportation, which program was formerly known as the Civilian Health and Medical Program of the Uniformed Services (CHAMPUS), and all laws, rules, regulations, manuals, orders and administrative, reimbursement and other guidelines of all Governmental Authorities promulgated in connection with such program (whether or not having the force of law), in each case as the same may be amended, supplemented or otherwise modified from time to time.

“TRICARE Receivable” means any Account payable pursuant to TRICARE.

“VA Receivable” means any Account payable pursuant to CHAMPVA.

ARTICLE II

Guarantee

SECTION 2.01. Guarantee. Each Subsidiary Loan Party unconditionally guarantees, jointly with the other Subsidiary Loan Parties and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Secured Obligations. Each of the Subsidiary Loan Parties further agrees that the Secured Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Secured Obligation. Each of the Subsidiary Loan Parties waives presentment to, demand of payment from and protest to the Borrower or any other Subsidiary Loan Party of any of the Secured Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

SECTION 2.02. Guarantee of Payment. Each of the Subsidiary Loan Parties further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection. Each of the Subsidiary Loan Parties waives any right to require that any resort be had by the Collateral Agent or any other Secured Party to any security held for the payment of the Secured Obligations or to any balance of any deposit account or credit on the books of the Collateral Agent or any other Person in favor of the Borrower or any Subsidiary Loan Party.

SECTION 2.03. No Limitations. (a) Except for termination or release of a Subsidiary Loan Party’s obligations hereunder as expressly provided in Section 7.12, the obligations of each Subsidiary Loan Party hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Secured Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Loan Party hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of the Collateral Agent or any other Secured Party to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Subsidiary Loan Party under this Agreement; (iii) the release of any security held by the Collateral Agent or any other Secured Party for the Secured Obligations or any of them; (iv) any default, failure or delay, willful or otherwise, in the performance of the Secured Obligations; or (v) any other act or omission that may or might in any manner or to any extent vary the risk of any Subsidiary Loan Party or otherwise operate as a discharge of any Subsidiary Loan Party as a matter of law or equity (other than the payment in full in cash of all the Secured Obligations). Each Subsidiary Loan Party expressly authorizes the Secured Parties, to the fullest extent permitted by applicable law, to take and hold security for the payment and performance of the Secured Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Secured Obligations, all without affecting the obligations of any Subsidiary Loan Party hereunder.

(b) To the fullest extent permitted by applicable law, each Subsidiary Loan Party waives any defense based on or arising out of any defense of the Borrower or any other Loan Party or the unenforceability of the Secured Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Loan Party, other than the payment in full in cash of all the Secured Obligations. The Collateral Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Secured Obligations, make any other accommodation with the Borrower or any other Loan Party or exercise any other right or remedy available to them against the Borrower or any other Loan Party, without affecting or impairing in any way the liability of any Subsidiary Loan Party hereunder except to the extent the Secured Obligations have been fully paid in full in cash or the guarantee of such Subsidiary Loan Party has been terminated or released pursuant to Section 7.12. To the fullest extent permitted by applicable law, each Subsidiary Loan Party waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Subsidiary Loan Party against the Borrower or any other Loan Party, as the case may be, or any security.

SECTION 2.04. Reinstatement. Each of the Subsidiary Loan Parties agrees that its guarantee hereunder shall, to the fullest extent permitted by applicable law, continue to be effective or be reinstated, as the case may be, if at any time payment of any Secured Obligation, or any part thereof, is rescinded or must otherwise be restored by the Collateral Agent or any other Secured Party upon the bankruptcy or reorganization of the Borrower, any other Loan Party or otherwise.

SECTION 2.05. Agreement To Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Collateral Agent or any other Secured Party has at law or in equity against any Subsidiary Loan Party by virtue hereof, upon the failure of any Loan Party to pay any Secured Obligation that such Loan Party is obligated to pay, when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Subsidiary Loan Party hereby promises to and will forthwith pay, or cause to be paid, to the Collateral Agent for distribution to the applicable Secured Parties in cash the amount of such unpaid Secured Obligation. Upon payment by any Subsidiary Loan Party of any sums to the Collateral Agent as provided above, all rights of such Subsidiary Loan Party against the Borrower or any other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article VI.

SECTION 2.06. Information. Each Subsidiary Loan Party assumes all responsibility for being and keeping itself informed of the Borrower’s and each other Subsidiary Loan Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Secured Obligations and the nature, scope and extent of the risks that such Subsidiary Loan Party assumes and incurs hereunder, and agrees that none of the Collateral Agent or the other Secured Parties will have any duty to advise such Subsidiary Loan Party of information known to it or any of them regarding such circumstances or risks.

ARTICLE III

Pledge of Securities

SECTION 3.01. Pledge. As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Loan Party hereby assigns and pledges to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, a security interest in, all of such Loan Party’s right, title and interest in, to and under (a)(i) the shares of capital stock and other

Equity Interests owned by such Loan Party on the date hereof (including all such shares and other Equity Interests in the Subsidiaries listed opposite the name of such Loan Party on Schedule II), (ii) any Equity Interests obtained in the future by such Loan Party and (iii) the certificates representing all such Equity Interests (all of the foregoing being collectively referred to as the “Pledged Equity Interests”); provided that the Pledged Equity Interests shall not include (A) more than 66% of the issued and outstanding voting Equity Interests of any CFC or (B) Equity Interests in any Person other than a wholly-owned Subsidiary where such assignment or pledge hereunder requires, pursuant to the constituent documents of such Person or any related joint venture, shareholder or like agreement binding on any shareholder, partner or member of such Person, the consent of any governing body, shareholder, partner or member of such Person and such consent shall not have been obtained (the Equity Interests so excluded being collectively referred to herein as the “Excluded Equity Interests”); (b)(i) debt securities owned by such Loan Party on the date hereof (including all such debt securities of other Borrower Group Members (other than Immaterial Indebtedness) listed opposite the name of such Loan Party on Schedule II), (ii) any debt securities obtained in the future by such Loan Party and (iii) all promissory notes and any other instruments evidencing such debt securities (all of the foregoing being collectively referred to as the “Pledged Indebtedness”); (c) subject to Section 3.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities and instruments referred to in clauses (a) and (b) above; (d) subject to Section 3.06, all rights and privileges of such Loan Party with respect to the securities, instruments and other property referred to in clauses (a), (b) and (c) above; and (e) all Proceeds of any of the foregoing (the items referred to in clauses (a) through (e) above being collectively referred to as the “Pledged Collateral”).

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

SECTION 3.02. Delivery of the Pledged Collateral. (a) Each Loan Party agrees to deliver or cause to be delivered to the Collateral Agent any and all Specified Pledged Securities at any time owned by such Loan Party promptly upon acquiring such Specified Pledged Securities.

(b) Each Loan Party will cause any Indebtedness for borrowed money owed to it by any other Borrower Group Member (other than Immaterial Indebtedness) to be evidenced by a duly executed promissory note that is pledged and delivered to the Collateral Agent pursuant to the terms hereof.

(c) Upon delivery to the Collateral Agent, all Specified Pledged Securities shall be accompanied by stock powers duly executed in blank or other instruments of transfer reasonably satisfactory to the Collateral Agent. Each delivery of Specified Pledged Securities after the date of this Agreement shall be accompanied by a schedule describing the Specified Pledged Securities so delivered, which schedule shall be attached to Schedule II hereto and made a part thereof; provided that failure to so attach any such schedule shall not affect the validity of such pledge of such Specified Pledged Securities.

(d) The security interests granted in Section 3.01 are granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Loan Party with respect to or arising out of the Pledged Collateral.

SECTION 3.03. Representations, Warranties and Covenants. The Loan Parties jointly and severally represent, warrant and covenant to and with the Collateral Agent, for the benefit of the Secured Parties, that:

(a) Schedule II sets forth a true and complete list, with respect to each Loan Party, of (i) all the Equity Interests owned by such Loan Party in the Subsidiaries on the date hereof (other than any Excluded Equity Interests), setting forth the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Equity Interests of such Loan Party, and (ii) all Specified Pledged Indebtedness owned by such Loan Party on the date hereof, including all promissory notes in respect thereof;

(b) except to the extent any failure to be so authorized or issued could not, in the aggregate, be reasonably expected to be adverse to the interests of the Secured Parties in any material respect, (i) the Pledged Equity Interests and Pledged Indebtedness have been duly and validly authorized and issued by the issuers thereof, (ii) in the case of Pledged Equity Interests, the same are fully paid and nonassessable and (iii) in the case of Pledged Indebtedness, the same are valid and binding obligations of the issuers thereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights generally, concepts of reasonableness and general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(c) except for the security interests granted hereunder, each of the Loan Parties (i) is and, subject to any transfers made in compliance with the Credit Agreement, will continue to be the direct owner, beneficially, and to the extent applicable, of record, of the Specified Pledged Securities indicated on Schedule II as owned by such Loan Party, (ii) holds the same free and clear of all Liens, other than Liens created by this Agreement and Permitted Encumbrances, and (iii) will, to the extent commercially reasonable, defend its title or interest thereto or therein against any and all Liens (other than the Lien created by this Agreement and Permitted Encumbrances), however arising, of all Persons whomsoever; and

(d) no consent or approval of any Governmental Authority, any securities exchange or any other Person was or is necessary to the validity of the pledge effected hereby (other than such consents and approvals as have been obtained and are in full force and effect).

SECTION 3.04. Certification of Limited Liability Company and Limited Partnership Interests. Each Loan Party acknowledges and agrees that (a) each interest in any limited liability company or limited partnership that is a Specified Pledged Equity Interest pledged hereunder and not represented by a certificate shall not be a “security” within the meaning of Article 8 of the New York UCC and shall not be governed by Article 8 of the Uniform Commercial Code of the applicable jurisdiction and (b) the Loan Parties shall at no time elect to treat any such interest as a “security” within the meaning of Article 8 of the New York UCC or issue any certificate representing such interest (except that the Loan Parties may elect to so treat any such interest as a “security” and issue any certificate representing such interest if promptly thereafter the applicable Loan Party delivers such certificate to the Collateral Agent).

SECTION 3.05. Registration in Nominee Name; Denominations. The Collateral Agent, on behalf of the Secured Parties, shall have the right to hold the Specified Pledged Securities in the name of the applicable Loan Party, endorsed or assigned in blank or in favor of the Collateral Agent or, at any time upon the occurrence and during the continuance of an Event of Default, in its own name (as pledgee) or the name of its nominee (as pledgee or as sub-agent). Upon the occurrence and during the continuance of an Event of Default, each Loan Party will promptly give to the Collateral Agent copies of any material notices or other communications received by it with respect to Pledged Securities registered in the name of such Loan Party.

SECTION 3.06. Voting Rights; Dividends and Interest. (a) Unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent shall have notified the Loan Parties that their rights under this Section 3.06 are being suspended (such notice to be provided at least one Business Day prior to the date of effectiveness of such suspension):

(i) Each Loan Party shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Equity Interests or Pledged Indebtedness; provided that such rights and powers shall not be exercised after such notice in any manner that could materially and adversely affect the rights inuring to a holder of any Pledged Equity Interests or any Pledged Indebtedness or the rights and remedies of any of the Collateral Agent or the other Secured Parties under this Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same.

(ii) The Collateral Agent shall execute and deliver to each Loan Party, or cause to be executed and delivered to such Loan Party, all such proxies, powers of attorney and other instruments as such Loan Party may reasonably request for the purpose of enabling such Loan Party to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.

(iii) Each Loan Party shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Equity Interests and the Pledged Indebtedness to the extent and only to the extent that such dividends, interest, principal and other distributions are not prohibited by the terms and conditions of the Credit Agreement, the other Loan Documents and applicable laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Equity Interests or Pledged Indebtedness, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Equity Interests or received in exchange for Pledged Equity Interests or Pledged Indebtedness or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and to the extent constituting a Specified Pledged Security, if received by any Loan Party shall be held in trust for the benefit of the Collateral Agent and the other Secured Parties and shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement).

(b) Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified the Loan Parties of the suspension of their rights under paragraph (a)(iii) of this Section 3.06, then all rights of any Loan Party to dividends, interest, principal or other distributions that such Loan Party is authorized to receive pursuant to paragraph (a)(iii) of this Section 3.06 shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Loan Party contrary to the provisions of this Section 3.06 shall be held in trust for the benefit of the Collateral Agent and the other Secured Parties, shall be segregated from other property or funds of such Loan Party and shall be forthwith delivered to the Collateral Agent upon demand in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 5.02. After all Events of Default have been cured or waived and the Borrower has delivered to the Collateral Agent a certificate to that effect, the Collateral Agent shall promptly repay to each Loan Party (without interest) all dividends, interest, principal or other distributions that such Loan Party would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 3.06 and that remain in such account.

(c) Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified the Loan Parties of the suspension of their rights under paragraph (a)(i) of this Section 3.06, then (subject to any restriction contained in joint venture agreements in respect of the applicable Pledged Equity Interests) all rights of any Loan Party to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 3.06, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 3.06, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by Lenders constituting “Required Lenders” under the Credit Agreement, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Loan Parties to exercise such rights. After all Events of Default have been cured or waived and the Borrower has delivered to the Collateral Agent a certificate to that effect, the voting and consensual rights and powers the Loan Parties are otherwise entitled to exercise pursuant to paragraph (a)(i) of this Section 3.06 shall be restored.

(d) Any notice given by the Collateral Agent to the Loan Parties suspending their rights under paragraph (a) of this Section 3.06 may (i) be given by telephone if promptly confirmed in writing, (ii) be given to one or more of the Loan Parties at the same or different times and (iii) suspend the rights of the Loan Parties under paragraph (a)(i) or paragraph (a)(iii) in part without suspending all such rights (as specified by the Collateral Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Collateral Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

ARTICLE IV

Security Interests in Personal Property

SECTION 4.01. Security Interest. (a) As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Loan Party hereby assigns and pledges to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in, all right, title and interest in, to and under any and all of the following assets and properties now owned or at any time hereafter acquired by such Loan Party or in which such Loan Party now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(i) all Accounts, including all Health-care-insurance Receivables;

(ii) all Chattel Paper;

(iii) all Documents;

(iv) all Equipment;

(v) all Inventory;

(vi) all other Goods;

(vii) all Instruments;

(viii) all Investment Property;

(ix) all Intellectual Property (except for “intent-to-use” applications for a trademark or service mark, to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such “intent-to-use” application under applicable Federal law);

(x) all other General Intangibles;

(xi) all Letter-of-Credit Rights that are Supporting Obligations;

(xii) all Commercial Tort Claims specifically described on Schedule IV hereto, as such schedule may be supplemented from time to time pursuant to the terms hereof;

(xiii) all books and records pertaining to any Article 9 Collateral; and

(xiv) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided that, Article 9 Collateral shall not include (A) Intellectual Property to the extent, but only to the extent that, perfection of a security interest therein requires a filing to be made in any jurisdiction other than the United States, any political subdivision thereof or its territories or possessions, (B) the Excluded Equity Interests, (C) to the extent (but only to the extent) that at any time the Collateral Agent may not validly possess a security interest in any Retained Collection Rights under applicable law, such Retained Collection Rights, (D) any contract, agreement, lease, license or permit to which a Loan Party is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in (1) the unenforceability of any right of the Loan Party therein or (2) a breach or termination pursuant to the terms of, or a default under, any such contract, agreement, lease, license or permit (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the New York UCC or any other applicable law or principles of equity), provided that such security interest shall attach immediately at such time as the condition causing such unenforceability, breach or termination shall cease to be applicable and, to the extent severable, shall attach immediately to any portion of such contract or agreement that does not result in any of the consequences specified this clause, including any Proceeds of such contract or agreement, (E) motor vehicles the perfection of a security interest in which is excluded from the Uniform Commercial Code in the relevant jurisdiction, (F) Deposit Accounts (except to the extent constituting Collateral referred to in clause (xiv) above), (G) Letter-of-Credit Rights not constituting Supporting Obligations, (H) cash (except to the extent constituting Collateral referred to in clause (xiv) above), (I) real property leases and (J) Commercial Tort Claims that are not specifically described in Schedule IV (as such schedule may be supplemented from time to time).

(b) Each Loan Party hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in the jurisdiction of its organization any initial financing statements with respect to the Article 9 Collateral or any part thereof and amendments thereto that (i) indicate the Collateral as all assets of such Loan Party or words of similar effect as being of an equal or lesser scope or with greater detail and (ii) contain the information required by Article 9 of the Uniform Commercial Code of such jurisdiction for the filing of any financing statement or amendment, including whether such Loan Party is an organization, the type of organization and any organizational identification number issued to such Loan Party. Each Loan Party agrees to provide such information to the Collateral Agent promptly upon request.

Each Loan Party hereby further irrevocably authorizes the Collateral Agent at any time and from time to time to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by such Loan Party in any United States registered Patent, United States registered Copyright and United States registered Trademark (and applications for any of the foregoing), without the signature of such Loan Party and naming such Loan Party as debtor and the Collateral Agent as secured party.

(c) The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Loan Party with respect to or arising out of the Article 9 Collateral.

SECTION 4.02. Representations and Warranties. The Loan Parties jointly and severally represent and warrant to the Collateral Agent, for the benefit of the Secured Parties, that:

(a) The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein, including the exact legal name of each Loan Party, is correct and complete as of the date of this Agreement. Each Loan Party shall ensure that a Patent and Trademark Security Agreement, in the form of Exhibit II hereto, and a Copyright Security Agreement in the form of Exhibit III hereto (such agreements being collectively referred to as the “IP Agreements”), in each case containing a description of the Article 9 Collateral consisting of the United States registered Patents, United States registered Trademarks and United States registered Copyrights (and applications for any of the foregoing), as applicable, and executed by each Loan Party owning any such Article 9 Collateral, shall be received by the Collateral Agent within one month after the execution of this Agreement, for registration thereof with the United States Patent and Trademark Office or the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable.

(b) The Article 9 Collateral is owned by the Loan Parties free and clear of any Lien, except for Liens permitted under Section 6.02 of the Credit Agreement.

(c) Schedule III hereto sets forth, as of the date hereof, (i) all of each Loan Party’s United States registered Patents and Patent applications, including the name of the registered owner, type, registration or application number and the expiration date (if already registered) of each such Patent and Patent application owned by any Loan Party, (ii) all of each Loan Party’s United States registered Trademarks and Trademark applications, including the name of the registered owner, the registration or application number and the expiration date (if already registered) of each such Trademark and Trademark application owned by any Loan Party, and (iii) all of each Loan Party’s United States registered Copyrights and Copyright applications, including the name of the registered owner, title and, if applicable, the registration number of each such Copyright or Copyright application owned by any Loan Party.

(d) Schedule IV hereto sets forth, as of the date hereof, each Commercial Tort Claim in respect of which a complaint or a counterclaim has been filed by any Loan Party seeking damages in an amount of $5,000,000 or more.

SECTION 4.03. Covenants. (a) Each Loan Party agrees promptly to notify the Collateral Agent in writing of any change (i) in its legal name, (ii) in its type of organization or corporate structure, (iii) in its Federal Taxpayer Identification Number or organizational identification number, if any, issued to it by the jurisdiction of its organization or (iv) in the jurisdiction of its organization. Each Loan Party agrees to promptly provide the Collateral Agent with certified organizational documents reflecting any of the changes described in the first sentence of this paragraph. Each Loan Party agrees not to effect or permit any change referred to in this paragraph unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral as and to the extent required hereunder.

(b) Each Loan Party agrees to maintain, at its own cost and expense, such complete and accurate records with respect to the Article 9 Collateral owned by it as is consistent with its current practices and, upon the occurrence and during the continuance of an Event of Default, promptly to prepare and deliver to the Collateral Agent a duly certified schedule or schedules setting forth such information relating to the Article 9 Collateral as the Collateral Agent may reasonably request.

(c) Each Loan Party shall, at its own expense, use commercially reasonable efforts to defend title to the Article 9 Collateral against all Persons and to defend the Security Interest of the Collateral Agent in the Article 9 Collateral and the priority thereof against any Lien not permitted under Section 6.02 of the Credit Agreement; provided, however, that the foregoing shall not require a Loan Party to institute an Intellectual Property infringement action against a third party unless such action would be (i) in the ordinary course of business of the Borrower and the Subsidiaries and (ii) in accordance with such prudent and standard practice used in industries that are the same as or similar to those in which the Borrower and the Subsidiaries are engaged.

(d) Each Loan Party agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements or other documents in connection herewith or therewith; provided that no Loan Party shall be required (i) to make any filing or record any document to perfect the Security Interest in Intellectual Property of such Loan Party other than the filing of Uniform Commercial Code financing statements with applicable filing offices and the filing of IP Security Agreements with the United States Patent and Trademark Office or the United States Copyright Office, (ii) to provide control with respect to any Deposit Account, Securities Account or Security Entitlements, (iii) to deliver to the Collateral Agent any tangible Chattel Paper or to provide control in respect of any Electronic Chattel Paper or (iv) to deliver any securities certificates or Instruments other than the Specified Pledged Securities.

(e) Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may, at its option, discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not permitted pursuant to Section 6.02 of the Credit Agreement, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Loan Party fails to do so as required by the Credit Agreement or this Agreement, and each Loan Party jointly and severally agrees to reimburse the Collateral Agent on demand for any payment made or any expense reasonably incurred by the Collateral Agent pursuant to the foregoing authorization; provided that nothing in this paragraph shall be interpreted as excusing any Loan Party from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Loan Party with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

(f) Each Loan Party shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral, all in accordance with the terms and conditions thereof, and each Loan Party jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the other Secured Parties from and against any and all liability for such performance.

(g) None of the Loan Parties shall make or permit to be made an assignment, pledge or hypothecation of the Article 9 Collateral, or shall grant any other Lien in respect of the Article 9 Collateral, except to the extent not prohibited by the Credit Agreement.

(h) The Loan Parties, at their own expense, shall maintain or cause to be maintained insurance covering physical loss or damage to the Inventory and Equipment in accordance with Section 5.07 of the Credit Agreement. Each Loan Party irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Loan Party’s true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Article 9 Collateral under such policies of insurance, endorsing the name of such Loan Party on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Loan Party at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Collateral Agent may, without waiving or releasing any obligation or liability of the Loan Parties hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent deems advisable. All sums disbursed by the Collateral Agent in connection with this paragraph, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Loan Parties to the Collateral Agent and shall be additional Secured Obligations secured hereby.

SECTION 4.04. Other Actions. In order to further insure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Security Interest, each Loan Party agrees, in each case at such Loan Party’s own expense, to take the following actions with respect to the following Article 9 Collateral:

(a) Commercial Tort Claims. Within five Business Days after any delivery of financial statements under Section 5.01(a) or Section 5.01(b) of the Credit Agreement, the Loan Parties will deliver a supplement to Schedule IV hereto specifically describing any Commercial Tort Claim in respect of which a complaint or counterclaim seeking damages in an amount of $5,000,000 or more has been filed by any Loan Party prior to the last day of the fiscal quarter or fiscal year to which such certificate relates and that has not been so described on such Schedule prior to such supplement.

(b) Covenants Regarding Patent, Trademark and Copyright Collateral. (i) Within five Business Days after any delivery of financial statements under Section 5.01(a) of the Credit Agreement, the Loan Parties will deliver a supplement to Schedule III hereto identifying (A) all of each Loan Party’s United States registered Patents and Patent applications, including the name of the registered owner, type, registration or application number and the expiration date (if already registered) of each such Patent and Patent application, (B) all of each Loan Party’s United States registered Trademarks and Trademark applications, including the name of the registered owner, the registration or application number and the expiration date (if already registered) of each such Trademark and Trademark application, and (C) all of each Loan Party’s United States registered Copyrights and Copyright applications, including the name of the registered owner, title and, if applicable, the registration number of each such Copyright or Copyright application, in each case, that have not been so identified prior to such supplement. Each Loan Party hereby (1) agrees to execute and deliver any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent’s security interest in such Intellectual Property and (2) appoints the Collateral Agent as its attorney-in-fact to execute and file such writings for the sole purposes of evidencing or perfecting such Security Interest, all acts of such attorney being hereby ratified and confirmed and such power, being coupled with an interest, being irrevocable.

(ii) Except to the extent that the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, each Loan Party agrees that it will not do any act or omit do to any act (and will exercise commercially reasonable efforts to prevent its licensees from doing any act or omitting to do any act) whereby any United States registered Patent may become invalidated or dedicated to the public, and agrees that it shall continue to mark any products covered by a United States registered Patent with the relevant patent number as necessary and sufficient to establish and preserve its maximum rights under applicable patent laws.

(iii) Except to the extent that the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, each Loan Party (either itself or through its licensees or its sublicensees) will, for each United States registered Trademark, (A) maintain such Trademark in full force free from any claim of abandonment or invalidity for non-use, (B) maintain the quality of products and services offered under such Trademark, (C) display such Trademark with notice of Federal or foreign registration to the extent necessary and sufficient to establish and preserve its maximum rights under applicable law and (D) not knowingly use or knowingly permit the use of such Trademark in violation of any third party rights.

(iv) Except to the extent that the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, each Loan Party (either itself or through its licensees or sublicensees) will, for each work covered by a United States registered Copyright, continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as necessary and sufficient to establish and preserve its maximum associated rights under applicable copyright laws.

(v) Except to the extent that the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, each Loan Party will take all necessary steps that are consistent with the practice in any proceeding before the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States to maintain and pursue each material application relating to any United States Patent, United States Trademark or United States Copyright (and to obtain the relevant grant or registration) and to maintain each issued United States Patent and each registration of United States Trademarks and United States Copyrights.

ARTICLE V

Remedies

SECTION 5.01. Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default, each Loan Party agrees to deliver each item of Collateral to the Collateral Agent on demand, and it is agreed that the Collateral Agent shall have the right, with or without legal process and with or without prior notice or demand for performance (but subject to Section 9-609 of the New York UCC), to take possession of the Article 9 Collateral and without liability for trespass to enter any premises where the Article 9 Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each Loan Party agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any sale of Collateral shall hold the property sold absolutely, free from any claim or right on the part of any Loan Party, and each Loan Party hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Loan Party now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Collateral Agent shall give the applicable Loan Parties 10 days’ written notice (which each Loan Party agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Loan Party (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Loan Party as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Loan Party therefor. For purposes hereof and to the extent permitted by applicable law, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Loan Party shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

SECTION 5.02. Application of Proceeds. The Collateral Agent shall apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, as follows:

FIRST, to the payment of all costs and expenses incurred by the Collateral Agent in connection with such collection or sale or otherwise in connection with this Agreement, any other Loan Document or any of the Secured Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Loan Document on behalf of any Loan Party and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

SECOND, to the payment in full of the Secured Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Secured Obligations owed to them on the date of any such distribution); and

THIRD, to the Loan Parties, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

SECTION 5.03. Grant of License to Use Intellectual Property. For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies after the occurrence and during the continuance of an Event of Default, each Loan Party hereby grants to the Collateral Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Loan Parties) to use, license or sublicense (other than in violation of any then-existing licensing arrangements) any of the Article 9 Collateral consisting of Intellectual Property now owned or hereafter acquired by such Loan Party, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the Collateral Agent may be exercised, at the option of the Collateral Agent, upon the occurrence and during the continuation of an Event of Default, and any gain or proceeds of such use shall be applied in accordance with the provisions of Section 5.02; provided that any license, sublicense or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon the Loan Parties notwithstanding any subsequent cure of any such Event of Default.

SECTION 5.04. Securities Act. In view of the position of the Loan Parties in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. Each Loan Party understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Each Loan Party recognizes that in light of such restrictions and limitations the Collateral Agent may, with respect to any sale of the Pledged Collateral, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. Each Loan Party acknowledges and agrees that in light of such restrictions and limitations, the Collateral

Agent, in its sole and absolute discretion (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. Each Loan Party acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 5.04 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

SECTION 5.05. Registration. Each Loan Party agrees that, upon the occurrence and during the continuance of an Event of Default, if for any reason the Collateral Agent desires to sell any of the Pledged Collateral at a public sale, it will, at any time and from time to time, upon the written request of the Collateral Agent, use commercially reasonable efforts to take or to cause the issuer of such Pledged Collateral to take such action and prepare, distribute and/or file such documents, as are required or advisable in the reasonable opinion of counsel for the Collateral Agent to permit the public sale of such Pledged Collateral. Each Loan Party further agrees to indemnify, defend and hold harmless the Collateral Agent, each other Secured Party, any underwriter and their respective officers, directors, affiliates and controlling persons from and against all loss, liability, expenses, costs of counsel (including, without limitation, reasonable fees and expenses to the Collateral Agent of legal counsel), and claims (including the costs of investigation) that they may incur insofar as such loss, liability, expense or claim arises out of or is based upon any alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) or in any notification or offering circular, or arises out of or is based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements in any thereof not misleading, except insofar as the same may have been caused by any untrue statement or omission based upon information furnished in writing to such Loan Party or the issuer of such Pledged Collateral by the Collateral Agent or any other Secured Party expressly for use therein. Each Loan Party further agrees, upon such written request referred to above, to use commercially reasonable efforts to qualify, file or register, or cause the issuer of such Pledged Collateral to qualify, file or register, any of the Pledged Collateral under the Blue Sky or other securities laws of such states as may be requested by the Collateral Agent and keep effective, or cause to be kept effective, all such qualifications, filings or registrations. Each Loan Party will bear all costs and expenses of carrying out its obligations under this Section 5.05. Each Loan Party acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section 5.05 and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Section 5.05 may be specifically enforced.

ARTICLE VI

Indemnity, Subrogation and Subordination

SECTION 6.01. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Subsidiary Loan Parties may have under applicable law (but subject to Section 6.03), the Borrower agrees that (a) in the event a payment of an obligation shall be made by any Subsidiary Loan Party under this Agreement, the Borrower shall indemnify such Subsidiary Loan Party for the full amount of such payment and such Subsidiary Loan Party shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Subsidiary Loan Party shall be sold pursuant to this Agreement or any other Loan Document to satisfy in whole or in part an obligation owed to any Secured Party, the Borrower shall indemnify such Subsidiary Loan Party in an amount equal to the greater of the book value or the fair market value of the assets so sold.

SECTION 6.02. Contribution and Subrogation. Each Subsidiary Loan Party (a “Contributing Party”) agrees (subject to Section 6.03) that, in the event a payment shall be made by any other Subsidiary Loan Party hereunder in respect of any Secured Obligation or assets of any other Subsidiary Loan Party shall be sold pursuant to any Loan Document to satisfy any Secured Obligation and such other Subsidiary Loan Party (the “Claiming Party”) shall not have been fully indemnified by the Borrower as provided in Section 6.01, the Contributing Party shall indemnify the Claiming Party in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Party on the date hereof and the denominator shall be the aggregate net worth of all the Subsidiary Loan Parties on the date hereof (or, in the case of any Subsidiary Loan Party or Subsidiary Loan Party becoming a party hereto pursuant to Section 7.13, the date of the supplement hereto executed and delivered by such Subsidiary Loan Party). Any Contributing Party making any payment to a Claiming Party pursuant to this Section 6.02 shall be subrogated to the rights of such Claiming Party under Section 6.01 to the extent of such payment.

SECTION 6.03. Subordination. Notwithstanding any provision of this Agreement to the contrary, all rights of the Subsidiary Loan Parties under Sections 6.01 and 6.02 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the payment in full in cash of the Secured Obligations (and shall continue to be subordinated if at any time payment of any Secured Obligation, or any part thereof, is rescinded or must otherwise be restored by the Collateral Agent or any other Secured Party upon the bankruptcy or reorganization of the Borrower, any other Loan Party or otherwise). No failure on the part of the Borrower or any Subsidiary Loan Party or Loan Party to make the payments required by Sections 6.01 and 6.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Subsidiary Loan Party with respect to its obligations hereunder, and each Subsidiary Loan Party shall remain liable for the full amount of the obligations of such Subsidiary Loan Party hereunder.

ARTICLE VII

Miscellaneous

SECTION 7.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to any Subsidiary Loan Party shall be given to it in care of the Borrower as provided in Section 9.01 of the Credit Agreement.

SECTION 7.02. Waivers; Amendment. (a) No failure or delay by the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 7.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, the Collateral Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Loan Party or Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.02 of the Credit Agreement.

SECTION 7.03. Collateral Agent’s Fees and Expenses; Indemnification. (a) The parties hereto agree that the Collateral Agent shall be entitled to reimbursement of its expenses incurred hereunder as provided in Section 9.03 of the Credit Agreement.

(b) Without limitation of its indemnification obligations under the other Loan Documents, each Loan Party jointly and severally agrees to indemnify the Collateral Agent and the other Indemnitees (as defined in Section 9.03(b) of the Credit Agreement) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with or as a result of (i) the arrangement and the syndication of the credit facilities provided for in the Credit Agreement, the preparation, execution, delivery and administration of the Commitment Letter, the Loan Documents or any other agreement or instrument contemplated thereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated thereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit so issued if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower or any of the Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of the Subsidiaries or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto and whether such matter is initiated by a third party or by any Loan Party or any Affiliate thereof; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or from the breach by such Indemnitee of its obligations under the Loan Documents.

(c) To the extent permitted by applicable law, no Loan Party shall assert, and hereby waives, any claim against any Indemnitee, (i) for any damages arising from the use by others of information or other materials obtained through electronic telecommunications or other information transmission systems (including the internet), except for damages due to willful misconduct, bad faith or gross negligence of such Indemnitee (it being understood that this clause (i) is not intended to exculpate any knowing and intentional breach of any confidentiality agreement), or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, the Commitment Letter, the Credit Agreement or any agreement or instrument contemplated thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(d) Any such amounts payable as provided hereunder shall be additional Secured Obligations secured hereby and by the other Security Documents. The provisions of this Section 7.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Collateral Agent or any other Secured Party. All amounts due under this Section 7.03 shall be payable not later than 10 days after written demand therefor.

SECTION 7.04. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Loan Party or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

SECTION 7.05. Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any Lender or on its behalf and notwithstanding that the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under any Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated.

SECTION 7.06. Counterparts; Effectiveness; Several Agreement. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile shall be as effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall become effective as to any Loan Party when a counterpart hereof executed on behalf of such Loan Party shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Loan Party and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of such Loan Party, the Collateral Agent and the other Secured Parties and their respective permitted successors and assigns, except that no Loan Party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Loan Party and may be amended, modified, supplemented, waived or released with respect to any Loan Party without the approval of any other Loan Party and without affecting the obligations of any other Loan Party hereunder.

SECTION 7.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 7.08. Right of Set-Off. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Loan Party against any of and all the obligations then due of any Loan Party now or hereafter existing under this Agreement or any other Loan Document owed to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement. The rights of each Lender under this Section 7.08 are in addition to other rights and remedies (including other rights of set-off) which such Lender may have.

SECTION 7.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) Each of the Loan Parties hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Subject to Section 9.17 of the Credit Agreement, nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

(c) Each of the Loan Parties hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section 7.09. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 7.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL

PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.10.

SECTION 7.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 7.12. Termination or Release. (a) This Agreement, the Guarantees made herein, the Security Interest and all other security interests granted hereby shall terminate in their entirety when all the Obligations (other than Contingent Obligations) have been paid in full and the Lenders have no further commitment to lend under the Credit Agreement, the Issuing Banks have no further obligation to issue Letters of Credit, the LC Exposure has been reduced to zero or, with the consent of each affected Issuing Bank, cash collateralized pursuant to arrangements satisfactory to such Issuing Bank (which arrangements result in the release of the Lenders from their obligation to make payments in respect of LC Disbursements).

(b) A Subsidiary Loan Party shall automatically be released from its obligations hereunder and any security interest granted by such Subsidiary Loan Party (or in the Equity Interests of such Subsidiary Loan Party) hereunder shall be automatically released upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Subsidiary Loan Party ceases to be a Subsidiary of the Borrower; provided that the Required Lenders shall have consented to such transaction (to the extent required by the Credit Agreement) and the terms of such consent did not provide otherwise.

(c) Upon any sale or other transfer by any Loan Party of any Collateral that is permitted under the Credit Agreement, or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 9.02 of the Credit Agreement, the security interest in such Collateral shall be automatically released.

(d) In connection with any termination or release pursuant to paragraph (a), (b) or (c) of this Section 7.12, the Collateral Agent shall promptly execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 7.12 shall be without recourse to or warranty by the Collateral Agent.

SECTION 7.13. Additional Subsidiaries. Upon execution and delivery by the Collateral Agent and a Subsidiary of an instrument in the form of Exhibit I hereto, such Subsidiary shall become a party hereto (and a guarantor and grantor hereunder) with the same force and effect as if it were a party hereto (and a guarantor and grantor hereunder) on the date hereof. The execution and delivery of any such instrument shall not require the consent of any other Loan Party hereunder. The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary as a party to this Agreement.

SECTION 7.14. Collateral Agent Appointed Attorney-in-Fact. Each Loan Party hereby appoints the Collateral Agent the attorney-in-fact of such Loan Party, which appointment is irrevocable and coupled with an interest, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent’s name or in the name of such Loan Party, (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Loan Party on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of accounts receivable to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Loan Party to notify, any Account Debtor to make payment directly to the Collateral Agent; and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein (if any), and neither they nor their officers, directors, employees or agents shall be responsible to any Loan Party for any act or failure to act hereunder, except for their own gross negligence, willful misconduct or bad faith.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

PHARMERICA CORPORATION,

by	/s/ Michael J. Culotta
Name:	Michael J. Culotta
Title:	Executive Vice President and Chief Financial Officer

JPMORGAN CHASE BANK, N.A., as the Collateral Agent,

By	/s/ Dawn L. LeeLum
Name:	Dawn L. LeeLum
Title:	Executive Director

[Signature page to Pharmerica Corporation Guarantee and Collateral Agreement]

PHARMERICA LONG-TERM CARE, INC.,

PHARMACY CORPORATION OF AMERICA,

BROWNSTONE PHARMACY, INC.,

COMPUTRAN SYSTEMS, INC.,

DUNNINGTON RX SERVICES OF RHODE ISLAND, INC.,

INSTA-CARE PHARMACY SERVICES CORPORATION,

TAYLOR & MANNO ASSET RECOVERY, INC.,

PHARMACY CORPORATION OF AMERICA -
MASSACHUSETTS, INC.,

CLINICARE CONCEPTS, INC.,

PHARMERICA DRUG SYSTEMS, INC.,

CAPSTONE PHARMACY OF DELAWARE, INC.,

FAMILY CENTER PHARMACY, INC.,

SOUTHWEST PHARMACIES, INC.,

GOOT NURSING HOME PHARMACY, INC.,

PHARMERICA TECHNOLOGY SOLUTIONS, LLC,

ADVANCED INFUSION SYSTEMS, INC.,

KINDRED INSTITUTIONAL PHARMACY
SERVICES, INC.,

KPS EAST, INC.,

KPS MIDWEST, INC.,

KPS WISCONSIN, INC.,

KPS SEATTLE, INC.,

KINDRED HEALTHCARE PHARMACY, L.L.C.,

KPS GREAT FALLS, INC.,

KPS ORLANDO, INC.,

KPS PENNSYLVANIA, INC.,

KPS NASHVILLE, L.L.C.,

KPS FREDERICKSBURG, L.L.C.,

KPS CHICAGO, INC.,

KINDRED PHARMACY SERVICES, INC.,

KINDRED HOSPITAL PHARMACY SERVICES, INC.,

KPS MOUNTAIN, INC.,

by	/s/ Michael J. Culotta
Name:	Michael J. Culotta
Title:	Treasurer

[Signature page to Pharmerica Corporation Guarantee and Collateral Agreement]

Exhibit I to the

Guarantee and Collateral Agreement

SUPPLEMENT NO. [    ] dated as of [                    ], to the Guarantee and Collateral Agreement dated as of July 31, 2007 (as amended, supplemented or otherwise modified from time to time, the “Collateral Agreement”), among PHARMERICA CORPORATION, a Delaware corporation (the “Borrower”), the Subsidiaries of the Borrower from time to time party thereto and JPMORGAN CHASE BANK, N.A. (“JPMCB”), as Collateral Agent.

A. Reference is made to (i) the Credit Agreement dated as of July 31, 2007 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders party thereto and JPMCB, as Administrative Agent.

B. Capitalized terms used herein, not otherwise defined herein and defined in the Credit Agreement or the Collateral Agreement shall have the meanings specified in the Credit Agreement or the Collateral Agreement, as applicable.

C. The Borrower and the Subsidiary Loan Parties have entered into the Collateral Agreement in order to induce the Lenders to make Loans and the Issuing Banks to issue Letters of Credit. Section 7.13 of the Collateral Agreement provides that additional Subsidiaries of the Borrower may become parties to the Collateral Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a party to the Collateral Agreement in order to induce the Lenders to make additional Loans and the Issuing Banks to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

Accordingly, the Collateral Agent and the New Subsidiary agree as follows:

SECTION 1. In accordance with Section 7.13 of the Collateral Agreement, the New Subsidiary by its signature below becomes a party to the Collateral Agreement as a “Subsidiary Loan Party” and a guarantor and grantor thereunder, with the same force and effect as if originally named therein as such, and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Collateral Agreement applicable to it as a Subsidiary Loan Party thereunder and (b) represents and warrants that the representations and warranties made by it in such capacity thereunder are true and correct in all material respects on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment or performance, as the case may be, in full of the Secured Obligations does hereby assign and pledge to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, and does hereby grant to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, a security interest in, all of the New Subsidiary’s right, title and interest in, to and under the Collateral (as defined in the Collateral Agreement) of the New

Subsidiary. Each reference to a “Subsidiary Loan Party” in the Collateral Agreement shall be deemed to include the New Subsidiary. The Collateral Agreement is hereby incorporated herein by reference.

SECTION 2. The New Subsidiary represents and warrants to the Collateral Agent and the Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights generally, concepts of reasonableness and general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary and the Collateral Agent has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile shall be as effective as delivery of a manually executed counterpart of this Supplement.

SECTION 4. The New Subsidiary hereby represents and warrants that (a) set forth on Schedule II attached hereto is a true and correct list, as of the date hereof, of all the Specified Pledged Securities of the New Subsidiary, (b) set forth on Schedule III attached hereto is a true and correct list, as of the date hereof, of all United States registered Patents, United States registered Trademarks and United States registered Copyrights (and applications for any of the foregoing) of the New Subsidiary, including (i) the name of the registered owner, type, registration or application number and the expiration date (if already registered) of each such Patent and Patent application owned by such New Subsidiary, (ii) the name of the registered owner, the registration or application number and the expiration date (if already registered) of each such Trademark and Trademark application owned by such New Subsidiary and (iii) the name of the registered owner, title and, if applicable, the registration number of each such Copyright or Copyright application owned by such New Subsidiary, (c) set forth on Schedule IV attached hereto is a true and correct list and a specific description, as of the date hereof, of each Commercial Tort Claim in respect of which a complaint or a counterclaim has been filed by the New Subsidiary seeking damages in an amount of $5,000,000 or more and (d) set forth under its signature hereto, is the true and correct legal name of the New Subsidiary, its jurisdiction of organization, the organizational identification number, if any, issued by its jurisdiction of organization and the location of its chief executive office, in each case as of the date hereof.

SECTION 5. Except as expressly supplemented hereby, the Collateral Agreement shall remain in full force and effect.

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SECTION 6. THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

SECTION 7. Any provision of this Supplement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 7.01 of the Collateral Agreement.

SECTION 9. The New Subsidiary agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, disbursements and other charges of counsel for the Collateral Agent.

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IN WITNESS WHEREOF, the New Subsidiary and the Collateral Agent have duly executed this Supplement to the Collateral Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY],

by
Name:
Title:

Legal Name:
Jurisdiction of Organization:
Organizational ID Number:
Location of Chief Executive office:

JPMORGAN CHASE BANK, N.A., as Collateral Agent,

by
Name:
Title:

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